Exhibit 24
RUMBLEON, INC.
2024 Annual Report on Form 10-K
Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS: That each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint Michael Quartieri and Tiffany Kice, and each of them severally, his or her true and lawful attorney and agent, for him or her and in his or her name, place and stead to execute and subscribe, as attorney-in-fact, his or her signature as a director or officer or both, as the case may be, of RumbleOn, Inc., to its Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report on Form 10-K”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any and all other instruments and documents each such attorney-in-fact shall deem necessary, appropriate or advisable in connection with the 2024 Annual Report on Form 10-K (but subject to any limitations on the use of powers of attorney set forth in the Exchange Act and the rules and regulations thereunder), hereby giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, including to file the 2024 Annual Report on Form 10-K with the Commission, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not apply to any Annual Report on Form 10-K or amendment thereto filed for any period ended after December 31, 2024.

IN WITNESS WHEREOF, this Power of Attorney has been signed at Irving, Texas, U.S.A. this 10th day of March, 2025.

/s/ Michael Quartieri	/s/ Tiffany Kice
Michael Quartieri, Chairman and Chief Executive Officer (Principal Executive Officer)	Tiffany Kice, Chief Financial Officer (Principal Financial Officer and Accounting Officer)

/s/ Steven J. Pully	/s/ Mark Cohen
Steven Pully, Director	Mark Cohen, Director

/s/ William Coulter	/s/ Rebecca Polak
William Coulter, Director	Rebecca Polak, Lead Independent Director

/s/ Mark Tkach
Mark Tkach, Director